SLM Student Loan Trust 2003-6
Quarterly Servicing Report
Report Date: 8/31/2004 Reporting Period: 6/1/04-8/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		5/31/2004	Activity	8/31/2004
A	i	Portfolio Balance	$784,778,926.41	($75,712,158.40)	$709,066,768.01
	ii	Interest to be Capitalized	12,483,647.57		12,033,416.08

	iii	Total Pool	$797,262,573.98		$721,100,184.09

	iv	Specified Reserve Account Balance	1,993,156.43		1,802,750.46

	v	Total Adjusted Pool	$799,255,730.41		$722,902,934.55

B	i	Weighted Average Coupon (WAC)	3.266%		3.221%
	ii	Weighted Average Remaining Term	124.18		123.48
	iii	Number of Loans	181,475		167,836
	iv	Number of Borrowers	104,602		97,649
	v	Aggregate Outstanding Principal Balance — T-Bill	$138,582,466.05		$118,215,938.90
	vi	Aggregate Outstanding Principal Balance — Commercial Paper	$797,262,573.98		$602,884,245.19

						% of		% of
	Notes			Spread	Balance 6/15/04	O/S Securities	Balance 9/15/04	O/S Securities
C	i	A-1 Notes	78442GGY6	0.000%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GGZ3	0.030%	236,200,730.41	29.553%	159,847,934.55	22.112%
	iii	A-3 Notes	78442GHA7	0.090%	177,000,000.00	22.146%	177,000,000.00	24.485%
	iv	A-4 Notes	78442GHB5	0.200%	355,597,000.00	44.491%	355,597,000.00	49.190%
	vi	B Notes	78442GHC3	0.530%	30,458,000.00	3.811%	30,458,000.00	4.213%

	vii	Total Notes			$799,255,730.41	100.000%	$722,902,934.55	100.000%

	Reserve Account		6/15/2004	9/15/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,993,156.43	$1,802,750.46
	iv	Reserve Account Floor Balance ($)	$1,005,203.00	$1,005,203.00
	v	Current Reserve Acct Balance ($)	$1,993,156.43	$1,802,750.46

	Capitalized Interest Account		6/15/2004	9/15/2004
E	i	Current Capitalized Interest Account Balance ($)	$2,000,000.00	$—

II. 2003-6 Transactions from: 5/31/2004 through: 8/31/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$73,795,505.45
	ii	Principal Collections from Guarantor	4,126,198.29
	iii	Principal Reimbursements	69,193.65
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$77,990,897.39

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$89,650.40
	ii	Capitalized Interest	(2,368,389.39)

	iii	Total Non-Cash Principal Activity	$(2,278,738.99)

C	Total Student Loan Principal Activity		$75,712,158.40

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,386,562.63
	ii	Interest Claims Received from Guarantors	158,481.37
	iii	Collection Fees/Returned Items	18,785.30
	iv	Late Fee Reimbursements	107,346.83
	v	Interest Reimbursements	206,308.28
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	266,339.13
	viii	Subsidy Payments	1,577,899.39

	ix	Total Interest Collections	$4,721,722.93

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,029.47)
	ii	Capitalized Interest	2,368,389.39

	iii	Total Non-Cash Interest Adjustments	$2,367,359.92

F	Total Student Loan Interest Activity		$7,089,082.85

G.	Non-Reimbursable Losses During Collection Period		$58,866.64

H.	Cumulative Non-Reimbursable Losses to Date		$175,100.42

III. 2003-6 Collection Account Activity 5/31/2004 through 8/31/2004

A	Principal Collections
	i	Principal Payments Received	$10,614,907.82
	ii	Consolidation Principal Payments	$67,306,795.92
	iii	Reimbursements by Seller	4,342.83
	iv	Borrower Benefits Reimbursed	43,550.03
	v	Reimbursements by Servicer	139.22
	vi	Re-purchased Principal	21,161.57

	vii	Total Principal Collections	$77,990,897.39

B	Interest Collections
	i	Interest Payments Received	$3,656,589.77
	ii	Consolidation Interest Payments	$732,692.75
	iii	Reimbursements by Seller	1,713.57
	iv	Borrower Benefits Reimbursed	200,773.90
	v	Reimbursements by Servicer	3,069.96
	vi	Re-purchased Interest	750.85
	vii	Collection Fees/Returned Items	18,785.30
	viii	Late Fees	107,346.83

	ix	Total Interest Collections	$4,721,722.93

C	Other Reimbursements		$22,294.76

D	Reserves in Excess of the Requirement		$190,405.97

F	Administrator Account Investment Income		$0.00

G	Investment Earnings for Period in Trust Accounts ( VI-D & E )		$147,032.21

H	Funds Released from Capitalized Interest Account		$2,000,000.00

I	Return funds borrowed for previous distribution		$—

	TOTAL AVAILABLE FUNDS		$85,072,353.26
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,173,015.92)

J	NET AVAILABLE FUNDS		$83,899,337.34

K	Servicing Fees Due for Current Period		$542,353.80

L	Carryover Servicing Fees Due		$—

M	Administration Fees Due		$20,000.00

N	Total Fees Due for Period		$562,353.80

IV. 2003-6 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	5/31/2004	8/31/2004	5/31/2004	8/31/2004	5/31/2004	8/31/2004	5/31/2004	8/31/2004	5/31/2004	8/31/2004
INTERIM:
In School
Current	2.820%	2.770%	58,796	50,962	32.399%	30.364%	$280,712,432.18	$234,363,861.49	35.770%	33.052%
Grace
Current	2.820%	2.770%	23,282	19,686	12.829%	11.729%	$107,829,979.51	$106,451,193.75	13.740%	15.013%
TOTAL INTERIM	2.820%	2.770%	82,078	70,648	45.228%	42.093%	$388,542,411.69	$340,815,055.24	49.510%	48.065%
REPAYMENT
Active
Current	3.875%	3.817%	48,611	45,069	26.787%	26.853%	$188,934,836.46	$166,572,320.36	24.075%	23.492%
31-60 Days Delinquent	3.809%	3.674%	4,885	4,893	2.692%	2.915%	$16,528,870.24	$17,933,945.68	2.106%	2.529%
61-90 Days Delinquent	3.833%	3.717%	3,027	2,889	1.668%	1.721%	$11,063,502.99	$9,479,105.07	1.410%	1.337%
91-120 Days Delinquent	3.820%	3.769%	1,875	2,221	1.033%	1.323%	$6,392,147.35	$6,731,948.60	0.815%	0.949%
> 120 Days Delinquent	3.720%	3.725%	6,123	7,458	3.374%	4.444%	$19,918,124.62	$23,777,358.53	2.538%	3.353%
Deferment
Current	3.115%	3.046%	15,899	15,978	8.761%	9.520%	$71,069,618.69	$66,817,294.66	9.056%	9.423%
Forbearance
Current	3.755%	3.703%	17,931	18,152	9.881%	10.815%	$78,919,913.26	$75,340,107.81	10.056%	10.625%
TOTAL REPAYMENT	3.700%	3.636%	98,351	96,660	54.195%	57.592%	$392,827,013.61	$366,652,080.71	50.056%	51.709%
Claims in Process (1)	4.081%	3.954%	1,045	520	0.576%	0.310%	$3,408,564.22	$1,585,093.20	0.434%	0.224%
Aged Claims Rejected (2)	3.420%	3.406%	1	8	0.001%	0.005%	$936.89	$14,538.86	0.000%	0.002%
GRAND TOTAL	3.266%	3.221%	181,475	167,836	100.000%	100.000%	$784,778,926.41	$709,066,768.01	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

* Percentages may not total 100% due to rounding.

V. 2003-6 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	3.147%	94,160	$322,873,150.00	45.535%
- GSL — Unsubsidized	3.031%	63,030	$309,916,632.74	43.708%
- PLUS Loans	4.224%	9,825	$73,079,101.05	10.306%
- SLS Loans	5.449%	821	$3,197,884.22	0.451%

- Total	3.221%	167,836	$709,066,768.01	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.194%	134,389	$626,014,257.58	88.287%
-Two Year	3.381%	24,244	$59,388,182.29	8.376%
-Technical	3.529%	9,180	$23,576,810.59	3.325%
-Other	5.046%	23	$87,517.55	0.012%

- Total	3.221%	167,836	$709,066,768.01	100.000%

*Percentages may not total 100% due to rounding.

VI. 2003-6 Student Loan Rate Calculation and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period	$4,626,710.74
B	Interest Subsidy Payments Accrued During Collection Period	1,435,948.54
C	SAP Payments Accrued During Collection Period	835,869.76
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)	141,188.03
E	INV Earnings Accrued for Collection Period (CAPPED INT ACCT)	5,844.18
F	Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00

G	Net Expected Interest Collections	$7,045,561.25

VII. 2003-6 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.000000000	(6/15/04—9/15/04)	0.00000%
B	Class A-2 Interest Rate	0.003961111	(6/15/04—9/15/04)	1.55000%
C	Class A-3 Interest Rate	0.004114444	(6/15/04—9/15/04)	1.61000%
D	Class A-4 Interest Rate	0.004395556	(6/15/04—9/15/04)	1.72000%
F	Class B Interest Rate	0.005238889	(6/15/04—9/15/04)	2.05000%

VIII. 2003-6 Inputs From Original Data 5/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$784,778,926.41
	ii	Interest To Be Capitalized	12,483,647.57

	iii	Total Pool	$797,262,573.98
	iv	Specified Reserve Account Balance	1,993,156.43

	v	Total Adjusted Pool	$799,255,730.41

B	Total Note and Certificate Factor		0.78724628828
C	Total Note Balance		$799,255,730.41

D	Note Balance 6/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Current Factor	0.0000000000	0.8757906207	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$0.00	$236,200,730.41	$177,000,000.00	$355,597,000.00	$30,458,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$1,993,156.43
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2003-6 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-J )		$83,899,337.34	$83,899,337.34

B	Primary Servicing Fees-Current Month		$542,353.80	$83,356,983.54

C	Administration Fee		$20,000.00	$83,336,983.54

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$83,336,983.54
	ii	Class A-2	$935,617.34	$82,401,366.20
	iii	Class A-3	$728,256.67	$81,673,109.53
	iv	Class A-4	$1,563,046.37	$80,110,063.16
	vi	Class B	$159,566.08	$79,950,497.08

	vii	Total Noteholder’s Interest Distribution	$3,386,486.46

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$79,950,497.08
	ii	Class A-2	$76,352,795.86	$3,597,701.22
	iii	Class A-3	$0.00	$3,597,701.22
	iv	Class A-4	$0.00	$3,597,701.22
	vi	Class B	$0.00	$3,597,701.22

	vii	Total Noteholder’s Principal Distribution	$76,352,795.86

F	Increase to the Specified Reserve Account Balance		$0.00	$3,597,701.22

G	Floating Rate Swap Payment Reimbursement		$0.00	$3,597,701.22

H	Carryover Servicing Fees		$0.00	$3,597,701.22

I	Excess to Certificate Holder		$3,597,701.22	$0.00

X. 2003-6 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class B
	i	Quarterly Interest Due			$0.00	$935,617.34	$728,256.67	$1,563,046.37	$159,566.08
	ii	Quarterly Interest Paid			0.00	935,617.34	$728,256.67	$1,563,046.37	159,566.08

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00
	vii	Quarterly Principal Due			$0.00	$76,352,795.86	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			0.00	$76,352,795.86	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$0.00	$77,288,413.20	$728,256.67	$1,563,046.37	$159,566.08

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 8/31/04			$799,255,730.41
	ii	Adjusted Pool Balance 8/31/04			722,902,934.55

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)			$76,352,795.86

	iv	Adjusted Pool Balance 5/31/04			$799,255,730.41
	v	Adjusted Pool Balance 8/31/04			722,902,934.55

	vi	Current Principal Due (iv-v)			$76,352,795.86

	vii	Principal Shortfall from Previous Collection Period			—

	viii	Principal Distribution Amount (vi + vii)			$76,352,795.86

	ix	Principal Distribution Amount Paid			$76,352,795.86

	x	Principal Shortfall (viii-ix)			$—
C		Total Principal Distribution			$76,352,795.86
D		Total Interest Distribution			3,386,486.46

E		Total Cash Distributions			$79,739,282.32
F	Note Balances			6/15/2004	9/15/2004
	i	A-1 Note Balance	78442GGY6	$—	$—
		A-1 Note Pool Factor		0.0000000000	0.0000000000

	ii	A-2 Note Balance	78442GGZ3	$236,200,730.41	$159,847,934.55
		A-2 Note Pool Factor		0.8757906207	0.5926879294

	iii	A-3 Note Balance	78442GHA7	$177,000,000.00	$177,000,000.00
		A-3 Note Pool Factor		1.0000000000	1.0000000000

	iv	A-4 Note Balance	78442GHB5	$355,597,000.00	$355,597,000.00
		A-4 Note Pool Factor		1.0000000000	1.0000000000

	vi	B Note Balance	78442GHC3	$30,458,000.00	$30,458,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$1,993,156.43
	ii	Deposits to correct Shortfall			$—
	iv	Total Reserve Account Balance Available			$1,993,156.43
	v	Required Reserve Account Balance			$1,802,750.46
	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve — Release to Waterfall			$190,405.97
	viii	Ending Reserve Account Balance			$1,802,750.46

XI. 2003-6 Historical Pool Information

			6/1/04-8/31/04	3/1/04-5/31/04	12/1/03-2/29/04	9/1/03-11/30/03	5/5/03-8/31/03
Beginning Student Loan Portfolio Balance			$784,778,926.41	$813,521,103.52	$875,235,689.47	$935,887,610.72	$995,407,788.26
	Student Loan Principal Activity
	i	Regular Principal Collections	$73,795,505.45	$26,186,211.11	$60,697,983.74	$62,628,330.36	$59,146,050.81
	ii	Principal Collections from Guarantor	4,126,198.29	3,961,351.16	3,072,421.26	1,021,755.49	592,184.02
	iii	Principal Reimbursements	69,193.65	108,842.97	61,259.60	436,290.12	1,913,457.00
	iv	Other System Adjustments	—	—	—	—	—

	v	Total Principal Collections	$77,990,897.39	$30,256,405.24	$63,831,664.60	$64,086,375.97	$61,651,691.83
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$89,650.40	$67,617.58	$61,817.30	$185,133.80	$443,802.05
	ii	Capitalized Interest	(2,368,389.39)	(1,581,845.71)	(2,178,895.95)	(3,619,588.52)	(2,575,316.34)

	iii	Total Non-Cash Principal Activity	$(2,278,738.99)	$(1,514,228.13)	$(2,117,078.65)	$(3,434,454.72)	$(2,131,514.29)
(-)	Total Student Loan Principal Activity		$75,712,158.40	$28,742,177.11	$61,714,585.95	$60,651,921.25	$59,520,177.54
	Student Loan Interest Activity
	i	Regular Interest Collections	$2,386,562.63	$1,940,165.54	$2,324,606.22	$2,660,327.49	$3,488,895.87
	ii	Interest Claims Received from Guarantors	158,481.37	154,318.82	113,036.15	24,779.16	5,694.07
	iii	Collection Fees/Returned Items	18,785.30	12,634.40	12,485.06	9,089.87	6,296.74
	iv	Late Fee Reimbursements	107,346.83	86,051.39	87,441.89	70,561.52	107,237.85
	v	Interest Reimbursements	206,308.28	237,933.62	7,535.18	62,129.67	163,188.41
	vi	Other System Adjustments	—	—	—	—	—
	vii	Special Allowance Payments	266,339.13	36,075.92	54,259.27	45,720.43	—
	viii	Subsidy Payments	1,577,899.39	1,677,223.94	1,936,474.00	3,933,790.64	—

	ix	Total Interest Collections	$4,721,722.93	$4,144,403.63	$4,535,837.77	$6,806,398.78	$3,771,312.94
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,029.47)	$(6,717.78)	$(393.92)	$(158,763.75)	$(351,780.32)
	ii	Capitalized Interest	2,368,389.39	1,581,845.71	2,178,895.95	3,619,588.52	2,575,316.34

	iii	Total Non-Cash Interest Adjustments	$2,367,359.92	$1,575,127.93	$2,178,502.03	$3,460,824.77	$2,223,536.02

	Total Student Loan Interest Activity		$7,089,082.85	$5,719,531.56	$6,714,339.80	$10,267,223.55	$5,994,848.96
(=)	Ending Student Loan Portfolio Balance		$709,066,768.01	$784,778,926.41	$813,521,103.52	$875,235,689.47	$935,887,610.72
(+)	Interest to be Capitalized		$12,033,416.08	$12,483,647.57	$11,542,135.61	$11,149,085.17	$12,199,237.89
(=)	TOTAL POOL		$721,100,184.09	$797,262,573.98	$825,063,239.13	$886,384,774.64	$948,086,848.61
(+)	Reserve Account Balance		$1,802,750.46	$1,993,156.43	$2,062,658.10	$2,215,961.94	$2,370,217.12
(=)	Total Adjusted Pool		$722,902,934.55	$799,255,730.41	$827,125,897.23	$888,600,736.58	$950,457,065.73

XII. 2003-6 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Sep-03	$948,086,849	15.31%
Dec-03	$886,384,775	18.40%
Mar-04	$825,063,239	19.56%
Jun-04	$797,262,574	17.25%
Sep-04	$721,100,184	19.78%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.